Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-291131) of 21Shares Hyperliquid Staking ETF (formerly known as 21Shares Hyperliquid ETF) of our report dated September 23, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Towson, Maryland
September 23, 2026